EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of stock of Rightside Group, Ltd.

EXECUTED this 21st day of January, 2015.

Spectrum Equity Investors V, L.P.

By:		Spectrum Equity Associates V, L.P.
its general partner

	By:	SEA V Management, LLC
its general partner

	By:	*
Randy J. Henderson
Managing Director

Spectrum Equity Associates V, L.P.

By:		SEA V Management, LLC
its general partner

	By:	*
Randy J. Henderson
Managing Director

SEA V Management, LLC

By:		*
Randy J. Henderson
Managing Director

Spectrum V Investment Managers’ Fund, L.P.

By:		SEA V Management, LLC
its general partner

	By:	*
Randy J. Henderson
Managing Director

*
Brion B. Applegate

*
William P. Collatos

*
Randy J. Henderson

*
Kevin J. Maroni

*
Christopher T. Mitchell

*
Victor E. Parker, Jr.

*By:	/s/ Randy J. Henderson
Randy J. Henderson
As attorney-in-fact

This Agreement was executed by Randy J. Henderson on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which is attached as Exhibit 2.